UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2018

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

EXPLANATORY NOTE

Spire Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K filed on November 15, 2018 (the “Original Filing”) solely for the purpose of reporting committee assignments in accordance with Instruction 2 to Item 5.02 of Form 8-K. This amendment does not otherwise revise the Original Filing in any way.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Spire Inc., announced that it increased the size of the Board from eight to nine members effective November 8, 2018 and elected Stephen S. Schwartz, PhD, age 59, to the Board of Directors effective November 14, 2018 to fill the vacancy created by increasing the size of the Board. Dr. Schwartz is President and CEO of Brooks Automation, Inc. and a member of its Board of Directors. Brooks Automation Inc. is a provider of automation and instrumentation equipment for multiple markets, including semiconductor manufacturing, technology device manufacturing and life sciences. Dr. Schwartz will receive the same compensation and benefits as do other independent Board members. On January 31, 2019, the Board appointed Mr. Schwartz to serve on the Corporate Governance and the Strategy committees of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Spire Inc.
Date: February 5, 2019	By:	/s/ Ellen L. Theroff
Ellen L. Theroff Vice President, Corporate Secretary